Exhibit 10.27

RESTRICTED SHARE AGREEMENT

([            ])

This RESTRICTED SHARE AGREEMENT (this “Agreement”) is dated as of [            ], by and between GEOVERA INSURANCE HOLDINGS, LTD. , an exempted company incorporated in the Islands of Bermuda (the “Company”), and [            ] (the “Shareholder”).

WHEREAS, the Company wishes to issue to the Shareholder a certain number of the Company’s Common Shares (as defined in Section 1.1 hereof) under the 2007 Incentive Award Plan, as amended from time to time (the “Plan”), on the terms and subject to the restrictions contained in this Agreement;

WHEREAS, all capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Plan; and

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Company and the Shareholder agree as follows:

1. GENERAL

1.1. Definitions. AS USED HEREIN, THE FOLLOWING TERMS SHALL HAVE THE MEANINGS SPECIFIED BELOW:

“Act” has the meaning specified in Section 5(a) hereof.

“Agreement” has the meaning specified in the preamble hereto.

“Board” means the Board of Directors of the Company.

“Change of Control” has the meaning specified in the Plan.

“Common Shares” means the common shares, par value $0.0001 per share, of the Company.

“Company” has the meaning specified in the preamble hereto.

“Distributions” has the meaning specified in Section 7.1.

“Original Price Per Share” means $[            ] per share for each Common Share.

“Person” an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

“Plan” has the meaning specified in the recitals hereto.

“Shares” has the meaning set forth in Section 2(a) of this Agreement and includes all other shares of share capital issued with respect thereto by way of dividend or share split or in connection with any merger, consolidation, recapitalization or reorganization affecting the Company’s share capital.

“Shareholder” has the meaning specified in the preamble hereto.

“Subsidiary” means any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of share capital (or other shares of beneficial interest) which are (a) entitled ordinarily, in the absence of contingencies, to vote for the election of a majority of such business entity’s directors (or Persons exercising similar functions), even though the right so to vote has been suspended by the happening of such a contingency, or (b) entitled at the time to vote for the election of a majority of such business entity’s directors (or Person exercising similar functions), whether or not the right so to vote exists by reason of the happening of a contingency.

“Termination of Service” means the later of the termination of the Shareholder’s service as member of the Board or the termination of the Shareholder’s services as a consultant to the Company if the Shareholder enters into a written consulting agreement with the Company, for any reason, including, without limitation, for resignation, death or Disability of the Shareholder, and whether or not for Cause.

“Transfer” has the meaning specified in Section 4 hereof.

“Unvested Shares” has the meaning specified in Section 3.1 hereof.

“Vested Shares” has the meaning specified in Section 3.1 hereof.

“Vesting Date” has the meaning specified in Section 7.1(b).

“Vesting Date Payment” has the meaning specified in Section 7.1(b).

1.2. Incorporation of Terms of Plan. The Shares and this Agreement are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

2. PURCHASE AND SALE OF SHARES. Subject to (i) the terms and conditions hereinafter set forth and in reliance on the representations and warranties contained herein, and (ii) the Company’s receipt of any and all necessary consents, authorizations and approvals of the transactions contemplated by this Agreement, and in consideration of the services to be provided by the Shareholder to the Company and its Subsidiaries, the Company hereby agrees to issue to the Shareholder, on the date hereof [            ] restricted Common Shares of the Company (the “Shares”). As of the date hereof, the Company shall deliver to the Shareholder a certificate or certificates representing the Shares (each such certificate to bear the legends set forth in Section 6 hereof).

3. VESTING AND REPURCHASE OF SHARES. Initially, all of the Shares shall be considered “Unvested Shares”. On the date which is one year from the date hereof, unless the Shareholder has incurred a Termination of Service prior to such date, one hundred percent (100%) of the Shares shall become “Vested Shares.” In the event of a Change in Control, in connection with which the successor corporation does not assume the Shares or substitute an equivalent right for the Shares, that occurs prior to a Termination of Service (the first such event, a “Vesting Acceleration Event”), the then Unvested Shares shall become Vested Shares upon the occurrence of such Vesting Acceleration Event. No Shares which have not already become Vested Shares shall become Vested Shares upon or after the Termination of Service for any reason.

4. RESTRICTIONS ON TRANSFER. The Shareholder may not sell, assign, transfer, pledge, gift or otherwise dispose of the Unvested Shares.

5. INVESTMENT REPRESENTATIONS. (a) The Shareholder represents that the Shares are being acquired for the Shareholder’s own account for investment and not with a view to the distribution thereof. The Shareholder understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), on the grounds that the offer and sale of the Shares to her are exempt from the registration requirements of the Act under Section 4(2) thereof as a transaction not involving any public offering of the Shares. The Shareholder understands that the Company’s reliance on such exemption is predicated in part on the representations of the Shareholder which are contained herein.

(b) The Shareholder understands that the Shareholder must bear the economic risk of his investment in the Shares for an indefinite period of time because the Shares have not been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available.

(c) The Shareholder represents that the Shareholder is an “accredited investor” (as defined in Rule 501 under the Act).

6. LEGENDS; STOP TRANSFER. (a) Each certificate representing the Shares shall bear legends in or substantially in the following form:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER SAID ACT, OR THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN PROVISIONS REGARDING RESTRICTIONS UPON TRANSFER CONTAINED IN A RESTRICTED SHARE AGREEMENT, DATED AS OF [            ], AND THE GEOVERA INSURANCE HOLDINGS,

LTD. 2007 INCENTIVE AWARD PLAN COPIES OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.

(b) In addition, the Company shall make a notation regarding the restrictions on transfer of the Shares in the stock books of the Company, and such Shares shall be transferred on the books of the Company only if and when transferred or sold in compliance with all of the terms and conditions of this Agreement.

7. DIVIDEND AND OTHER DISTRIBUTIONS ON THE SHARES

7.1. Distributions on the Shares. If any dividends or other distributions are paid on Common Shares (collectively, “Distributions”):

(a) the Shareholder shall be entitled to receive and retain any Distributions in respect of any Vested Shares;

(b) the Company shall retain any Distribution in respect of any Unvested Shares until such time as such Unvested Shares become Vested Shares in accordance with the terms of this Agreement, and on the applicable vesting date (each, a “Vesting Date”), the Company shall pay to the Shareholder an amount (each such amount, a “Vesting Date Payment”) equal to the sum of (X) the amount of any Distributions that have been retained by the Company in accordance with this clause (b) on the Unvested Shares that have become Vested Shares on such Vesting Date, plus (Y) interest thereon from the date of the applicable Distribution until such Vesting Date calculated at an annual rate set by the Board that is approximately equal to the rate that represents the yield on the Company’s operating Subsidiaries cash and investments during such period. Upon the Termination of Service at any time and for any reason, the Shareholder shall automatically forfeit any right to any Distributions that have been retained by the Company in accordance with this clause (b) (including any interest thereon) in respect of any Unvested Shares that have not become Vested Shares as of the date of the Termination of Service. Any payments under this clause (b) shall be made solely from the general assets of the Company. The Company shall have no obligation and does not intend to establish, maintain or contribute to any trust, insurance contract, or other fund for the purpose of making or reserving for payments of dividends on Unvested Shares. The Shareholder shall have no greater rights to any of the assets of the Company as a result of becoming entitled to a dividend on the vesting of previously Unvested Shares than the rights of any other general unsecured creditor of the Company.

8. GENERAL.

8.1. Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his address shown in the Company records, and to the Company at its principal executive office.

8.2. Equitable Remedies. Each of the parties hereto acknowledges and agrees that upon any breach by the Shareholder of the Shareholder’s obligations under Sections 3 or 4 hereof, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.

8.3. Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

8.4. Waivers. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

8.5. Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6. Assigns. This Agreement shall not be assignable or transferable by the Shareholder without the Company’s prior written consent thereto.

8.7. Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto. Nothing in this Agreement shall be construed as a grant to the Shareholder of any right to continuing membership on the Company’s Board of Directors or any other service relationship with the Company or any Subsidiary or to restrict in any way the right to terminate the Shareholder’s service relationship with the Company at any time.

8.8. Governing Law. This Agreement and the obligations of the parties hereunder shall be governed by, and construed, interpreted and enforced, in accordance with, the laws of Bermuda, without reference to applicable principles of conflicts of laws that would mandate the applicable of the laws of another jurisdiction.

9. SECTION 83(B) ELECTION. The Shareholder and the Company acknowledge that the Shareholder may elect, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in this calendar year with respect to the acquisition of the Shares. To the extent that the Shareholder so elects, the Shareholder and the Company agree that the fair market value of the Shares on the date hereof is equal to the aggregate Original Price Per Share of the Shares, and shall reflect such fair market value to the extent required on any Federal, state or local income tax return or filing. The Shareholder further agrees that the Shareholder will file a Section 83(b) election form with the Internal Revenue Service within thirty (30) days after the date hereof.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

THE COMPANY:	GEOVERA INSURANCE HOLDINGS, LTD. By:

THE SHAREHOLDER:

[Signature Page to Restricted Share Agreement]